EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of The First American Corporation, a California corporation (the “Corporation”), hereby constitute and appoint Parker S. Kennedy and Kenneth D. DeGiorgio, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and attorneys-in-fact, and in either or both of them, to sign for the undersigned and in their respective names as directors of the Corporation the Registration Statement on Form S-3 to be filed with the United States Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and any amendment or amendments to such Registration Statement, relating to the common shares, par value $1.00 per share, of the Corporation to be offered thereunder, and the undersigned ratify and confirm all acts taken by such agents and attorneys-in-fact, or either or both of them, as herein authorized. This Power of Attorney may be executed in one or more counterparts.

Date: June 25, 2004	By:	/s/ D.P. Kennedy D.P. Kennedy, Chairman Emeritus and Director

Date: June 25, 2004	By:	/s/ Parker Kennedy Parker Kennedy, Chairman

Date: June 25, 2004	By:	/s/ Gary J. Beban Gary J. Beban, Director

Date: June 25, 2004	By:	/s/ J. David Chatham J. David Chatham, Director

	By:	William G. Davis, Director

Date: June 25, 2004	By:	/s/ James L. Doti James L. Doti, Director

Date: June 25, 2004	By:	/s/ Lewis W. Douglas, Jr. Lewis W. Douglas, Jr., Director

Date: June 25, 2004	By:	/s/ Paul B. Fay Paul B. Fay, Jr., Director

Date: June 25, 2004	By:	/s/ Frank E. O’Bryan Frank E. O’Bryan, Director

Date: June 25, 2004	By:	/s/ Roslyn B. Payne Roslyn B. Payne, Director

Date: June 25, 2004	By:	/s/ D. Van Skilling D. Van Skilling, Director

Date: June 25, 2004	By:	/s/ Herbert B. Tasker Herbert B. Tasker, Director

Date: June 25, 2004	By:	/s/ Virginia M. Ueberroth Virginia M. Ueberroth, Director